EXHIBIT 10.25
                                Amendment
                                ---------

                                                           April 16, 1998


For good and valuable consideration:
Heng Fung Finance Company Limited (Heng Fung) and Global Med Technologies, Inc. agree to the following changes to the loan commitment dated April 14, 1998. The parties agree to the following terms.

1.  The section entitled Board of Directors:

Board of Directors:
------------------
          1. Heng Fung has the right to appoint three members to the Board of Directors of Global. These Board members shall receive warrants consistent with the duties required. This shall be determined mutually by Global and Heng Fung. The Board of Global shall have no more than seven members. Any additional members need the written consent of Heng Fung.

          2. The current Board of Directors of Global will sign a resignation letter to be held in escrow.

shall be voided and the amended section shall read as follows:

"Board of Directors:
 ------------------
          1. Heng Fung has the right to appoint five members to the Board of Directors of Global. These board members shall receive warrants consistent with the duties required. The Board of Global shall be no more than nine members.

          2. The current Board of Directors of Global will sign a resignation letter to be held in escrow."

2.  The section entitled Funding:

Funding:
-------
     Global has the right to call the $1.5 million from Heng Fung upon need. The funds will be put in a separate bank account. For Global to withdraw there is a need for two signatures, one from Global and one from a Heng Fung appointee. Heng Fung will not unreasonably withhold approval of payment.

shall be voided and the amended section shall read as follows:

"Funding:
--------
     Global has the right to call the $1.5 million fron Heng Fung upon need."

3.   The section entitled Additions/Fees:

Additions/Fees:
--------------
     Global has to pay a finders fee of 5% of the principal to RAF Financial Corporation as introductory fees. This fee is only due on that part of the loan which is drawn down.

shall be voided.

The section entitled Detachable Warrants that reads:

Detachable warrants:
-------------------
     Heng Fung earns 6,000,000 units of detachable warrants upon the issuance and signing of the loan commitment. These warrants are a fee for this loan commitment. These warrants are earned regardless of whether Global requests to draw this funding or not. These 6,000,000 units of detachable warrants will entitle the holder to subscribe in cash at an exercise price of U.S. $.025 (25 cents) each for one common stock.
     The warrants can be exercised in full or by tranches of U.S. $250,000. Global will register the common stock underlying the warrants for re-sale under the Securities Act of 1933. Global agrees to register this common stock underlying the warrants to be effective no more than 60 days after this loan commitment. If Global does not register the stock then this is considered a default under the contract.
     Heng Fung shall have the right to request Global to register the detachable warrants under the Act of 1933. Global must comply within 60 days or is in default.
     Heng Fung has the right to convert any part of the loan into the purchase of detachable warrants. All detachable warrants can be exercised any time within 10 years after this commitment letter.

Shall be changed to read:

"Detachable warrants:
--------------------
     Heng Fung earns 6,000,000 units of detachable warrants upon the issuance and signing of the loan commitment. These warrants are a fee for this loan commitment. These warrants are earned regardless of whether Global requests to draw this funding or not. These 6,000,000 units of detachable warrants will entitle the holder to subscribe in cash at an exercise price of U.S. $.025 (25 cents) each for one common stock.
     The warrants can be exercised in full or by tranches of U.S. $250,000. Global will register the common stock underlying the warrants for re-sale under the Securities Act of 1933. Global agrees to register this common stock underlying the warrants to be effective no more than 60 days after this loan commitment. If Global does not register the stock then this is considered a default under the contract.
     Heng Fung shall have the right to request Global to register the detachable warrants under the Act of 1933. Global must comply within 60 days or is in default.
     Heng Fung has the right to convert any part of the loan into the purchase of these detachable warrants. All detachable warrants can be exercised any time within 10 years after this commitment letter."

In consideration of mutual promised and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to this amendment. All parities have full approval of their respective Board of Directors and are legally appointed to sign this amendment.

Agreed to by:

For Global Med Technologies, Inc.  For Heng Fung Finance Company Limited



/s/ MICHAEL I. RUXIN               /s/ FAI CHAN
---------------------------------  ------------------------------------
CEO                                President